Exhibit 5.2

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 855 - 2nd Street S.W. Suite 3500, Bankers Hall East Tower Calgary AB T2P 4J8 Canada Tel: 403-260-9600 Fax: 403-260-9700

November 28, 2025

The Securities and Exchange Commission	Reference: 85385/161

Re: Registration Statement on Form F-10 of Cenovus Energy Inc. (the “Registrant”)

We have acted as Canadian counsel to the Registrant in connection with the registration statement on Form F-10 dated November 28, 2025 (the “Registration Statement”) filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).

We hereby consent to references to our firm name on the face page of the Registration Statement and under the headings “Enforceability of Civil Liabilities”, “Legal Matters” and “Documents Filed as Part of the Registration Statement” in the prospectus of the Registrant that forms a part of the Registration Statement and to the reference to our advice under the heading “Enforceability of Civil Liabilities”. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules thereunder.

Yours truly,

/s/ Blake, Cassels & Graydon LLP

Blake, Cassels & Graydon LLP

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